UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2012, The Home Savings and Loan Company of Youngstown, Ohio (“Home Savings”), a wholly owned subsidiary of United Community Financial Corp. (“UCFC”), and Navy Portfolio, LLC, a Delaware limited liability company (“NP LLC”), entered into an Asset Purchase and Interim Servicing Agreement (the “Agreement”) for the bulk sale of assets from Home Savings to NP LLC and its affiliate.

Pursuant to the Agreement, Home Savings will be selling commercial and residential loans, most of which are secured by real estate, together with related other real estate owned (ORE) and servicing rights, to NP LLC and an affiliate of NP LLC. More specifically, the assets that constitute commercial loans will be sold to NP LLC, and the assets that constitute residential loans will be sold to the affiliate of NP LLC.

Total assets included in the bulk sale had an unpaid principal balance of $147.8 million as of the closing date (September 21, 2012), comprised of loans with an unpaid principal balance of $146.7 million and ORE with a principal balance of $1.1 million. The loans included in the bulk sale had a book balance as of the closing date of $113.7 million. Of these loans, $91.6 million were classified, $63.3 million were nonperforming and $53.0 million were noncurrent (all figures are book balance prior to the effect of any reserves). The loans included in the bulk sale had reserves totaling $8.0 million, for a net book balance of $105.7 million. Together with the ORE included in the sale, the net book balance of the assets included in the bulk sale totaled $106.8 million. The bank received $77.4 million in cash for these assets, or 72.5 cents on the dollar for each dollar of net book balance prior to the sale.

Home Savings made certain representations and warranties relating to the character and quality of each of the assets. Home Savings’ representations and warranties include, without limitation, statements concerning Home Savings’ ownership of the assets and the unpaid principal balance of each of the assets.

Home Savings is required to indemnify and defend NP LLC and related parties, subject to certain thresholds and limits, from certain claims and damages, including those resulting from the emergence of any person possessing the original of any “note” or “guaranty” for which Home Savings has executed and delivered a lost note/guaranty affidavit in connection with the closing.

Section 2 - Financial Information

Item 2.06 Material Impairments.

Upon entering into the Agreement described above under Item 1.01, UCFC has determined, pursuant to applicable generally accepted accounting principles, that it will record a loss of $29.4 million attributable to the bulk sale of assets immediately following the closing of the bulk sale on September 21, 2012, which, along with $2.8 million in other transaction-related expenses, will be reflected in third quarter results.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: September 24, 2012